EXHIBIT 99.1

China Housing Names New Chief Financial Officer

Xi’an, China -- June 4, 2009 -- China Housing & Land Development, Inc., (“China Housing” or the “Company,” NASDAQ: CHLN) today announced that Mr. Cangsang Huang has been named Acting Chief Financial Officer of the Company.  He will succeed Mr. William Xin, who is leaving the company to pursue other career opportunities, effective immediately.

Mr. Huang most recently served as Assistant CFO of China Housing, a position he has held since October 2008 where he was responsible for oversight of the Company’s financial department.  Mr. Huang started his investment banking career at Cantor Fitzgerald in 2006 and played an active role in several high profile public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  While at Cantor, he completed 12 transactions, totaling over $1 billion in aggregate transaction value. Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. followed by Collins Stewart LLC.  He helped set up Merriman and Collins Stewart’s China banking practice and participated in several well known China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI).  From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses.

Mr. Pingji Lu, the Chairman of China Housing said, “Cangsang is a highly experienced financial professional who has made significant contributions to China Housing over the past year.  He has demonstrated strong financial acumen and possesses in-depth knowledge related to financial reporting, corporate finance and the U.S. capital markets.  We are pleased to welcome Cangsang to the executive team and believe his experience will be invaluable as we continue to pursue new and existing market opportunities.”

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.

China Housing & Land Development news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts for investors and media

Mr. Cangsang Huang, Acting Chief Financial Officer
+86  29.8256.2640 in Xi’an ▪ chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86  29.8258.2632 in Xi’an ▪ jinglu@chldinc.com

Bill Zima, ICR
+1  203.247.4058 in United States ▪ William.Zima@icrinc.com

Annie Chen, ICR
+86  10.6599.7966 in Beijing ▪ Annie.Chen@icrinc.com